SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 8, 2006

ENVIRONMENTAL POWER CORPORATION

(Exact name of Company as specified in its charter)

Delaware	001-32393	75-3117389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Cate Street, Fourth Floor, Portsmouth, New Hampshire 03801

(Address of principal executive offices, including zip code)

(603) 431-1780

(Company’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

TEXAS TAX-EXEMPT BOND FINANCING

Background

On November 9, 2006, Microgy Holdings, LLC (the “Company”), a Delaware limited liability company and a wholly owned subsidiary of Environmental Power Corporation (“Environmental Power” or “EPC”), closed the sale of tax-exempt bonds (the “Bonds”) through the Gulf Coast Industrial Development Authority of Texas (the “Issuer”) resulting in gross proceeds of $60 million (the “Bond Financing”), to be used to finance part of the construction costs for four multi-digester, renewable natural gas facilities in Texas.

The Company is a Delaware limited liability company formed for the purpose of owning the equity interests in MST Production Ltd., a Texas limited liability company (“MST”), Mission Biogas, L.L.C., a Texas limited liability company (“Mission”), Hereford Biogas, L.L.C., a Texas limited liability company (“Hereford”) and Rio Leche Estates, L.L.C., a Texas limited liability company (“Rio Leche” and, together with MST, Mission and Hereford, the “Principal Subsidiary Guarantors”), as well as MST GP, LLC, the general partner of MST, and MST Estates, LLC, which owns the real estate on which the Huckabay Ridge Facility (as defined below) is located (together, the “Additional Subsidiary Guarantors” and, together with the Principal Subsidiary Guarantors, the “Subsidiary Guarantors”). Each of the Principal Subsidiary Guarantors is a special purpose entity organized to own and operate facilities for the large-scale production and sale of RNG™ and sale of carbon sequestration credits and other marketable environmental benefits. The Facilities will be developed, constructed and operated by Microgy, Inc., a Colorado corporation, and certain subsidiaries of Microgy, Inc. (collectively, “Microgy”), and based on Microgy’s anaerobic digester technology. The Issuer will loan the proceeds of the Bonds to the Company for the acquisition, construction and improvement of multi-digester biogas production and gas conditioning facilities (each, a “Facility”). One Facility, near Stephenville, Texas (the “Huckabay Ridge Facility”) is currently under construction. The Company plans to construct another Facility in Dublin, Texas (the “Rio Leche Facility”), and two Facilities in Hereford, Texas (the “Mission Facility” and the “Cnossen Facility”). Each Facility is expected to replicate substantially the design of the Huckabay Ridge Facility.

A brief description of the material terms of the Bond Financing is set forth below.

Terms of the Bond Financing

The Bonds were issued by the Issuer pursuant to the terms of a Trust Indenture, dated as of October 1, 2006, between the Issuer and Wells Fargo Bank, National Association, as Trustee (the “Trust Indenture”). The gross proceeds of $60 million from the issuance of the Bonds were then loaned to the Company pursuant to the terms of a Loan Agreement, dated as of October 1, 2006, between the Company and the Issuer (the “Loan Agreement”). The Bonds are payable only from the payments of principal and interest made by the Company pursuant to the terms of the Loan Agreement, and are not general obligations of the Issuer, the State of Texas or any political subdivision thereof. The terms of the Loan Agreement mirror the terms of the Bonds as set forth in the Trust Indenture.

The Bonds bear interest at the rate of 7% per annum and mature on December 1, 2036. Interest accrues from the date of issuance and is payable semi-annually on each June 1 and December 1, beginning on June 1, 2007. The Company is required to pay interest only through 2011, with level debt service thereafter. The obligations represented by the Bonds are senior secured obligations of the Company. Of the proceeds of the Bonds, $5,151,500 was deposited into a debt service reserve fund, to be used to pay interest and principal in the event the Company does not have sufficient funds to do so. The Company has the option to cause the redemption of the Bonds at par after 10 years. Furthermore, the Bonds are subject to optional redemption upon the occurrence of certain events with respect to a Facility and mandatory redemption at 106% of the principal amount redeemed following a determination of taxability of interest on the Bonds. Pursuant to the terms of the Loan Agreement, the Company may draw no more than $15,000,000 for qualified construction costs for each Facility, and a minimum of 20% of the budgeted costs of each Facility must be funded by the Company before drawing Bond proceeds.

The obligations of the Company under the Loan Agreement have been unconditionally guaranteed by the Company and each of the Subsidiary Guarantors, jointly and severally, pursuant to the terms of a Guarantee

Agreement, dated as of October 1, 2006, among the Company, the Subsidiary Guarantors and Wells Fargo Bank, National Association, as Trustee (the “Guarantee Agreement”). Pursuant to the terms of the Guarantee Agreement, the Company and the Subsidiary Guarantors have agreed to certain limitations on their ability to incur additional indebtedness, to grant liens on their assets and to issue additional equity. The Company may issue and ratably secure additional indebtedness provided certain financial tests have been met. Furthermore, the Company has agreed that 50% of its consolidated cash flow, as defined, will be contributed to a cash collateral fund, as further security for the payment of the Company’s obligations under the Loan Agreement, until such account reaches $5 million or until certain other conditions are satisfied, and has further agreed to make annual contributions to a major maintenance fund equal to 1% of the value of property and equipment, before depreciation. In addition, the Company has agreed to establish a gas price protection program to provide for one times debt coverage for all guaranteed obligations, and to establish and maintain a working capital line of credit for each Facility of at least $400,000 per Facility. The Guarantee Agreement further provides that, if any tax-exempt municipal bonds are to be issued in California to finance facilities for the production of gas for sale to Pacific Gas and Electric Company (“PG&E”) pursuant to the agreement recently entered into between Microgy and PG&E, the Company will give the holders of the Bonds a one-time right to add the California facilities to the collateral pool and to purchase the California bonds.

The obligations of the Company and the Subsidiary Guarantors under the Loan Agreement and the Guarantee Agreement are secured by the pledge of all of the equity of the Subsidiary Guarantors held by the Company and the grant of a security interest in substantially all of the assets of the Subsidiary Guarantors pursuant to the terms of a Collateral Trust Agreement, dated as of October 1, 2006, among the Company, the Subsidiary Guarantors and Wells Fargo Bank, National Association, as Collateral Trustee.

In connection with the foregoing transactions, Environmental Power and the Company have entered into a Support Agreement, dated as of October 1, 2006 (the “Support Agreement”), with Wells Fargo Bank, National Association, as Trustee, pursuant to which they have agreed to fund (i) all costs of construction of the Facilities, to the extent funds are not available therefor from the construction fund established with the proceeds of the sale of the Bonds and (ii) all costs of operation of each Facility until such Facility achieves commercial operations. This obligation is in addition to their obligation to fund 20% of the costs of construction of each Facility prior to drawing funds from the construction fund, as described above.

The Company’s ability to draw funds under the Loan Agreement will be subject to certain conditions to be set forth in a Drawing Agreement, to be dated as of October 1, 2006, among the Company, R.W. Beck Incorporated, an independent engineering consultant, and Wells Fargo Bank, National Association, as Trustee.

The foregoing description of the principal agreements relating to the Bonds is qualified in its entirety by reference to (i) the Loan Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein, (ii) the Trust Indenture, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein, (iii) the Guarantee Agreement, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference herein, (iv) the Collateral Trust Agreement, a copy of which is attached as Exhibit 10.4 to this Current Report on Form 8-K and incorporated by reference herein, and (v) the Support Agreement, a copy of which is attached as Exhibit 10.5 to this Current Report on Form 8-K and incorporated by reference herein.

In connection with the foregoing transactions, the Company paid a fee of $1.62 million to B.C. Ziegler and Company d/b/a Ziegler Capital Markets Group (the “Underwriter”) pursuant to the terms of a Bond Purchase Agreement, dated as of November 7, 2006 (executed on November 8, 2006), among the Company, the Issuer and the Underwriter, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein, and also agreed to reimburse the Underwriter for certain fees and expenses incurred by the Underwriter in connection with the foregoing transactions. Pursuant to the terms of the Bond Purchase Agreement, Environmental Power entered into an Indemnity Letter, dated November 9, 2006 (the “Indemnity Letter”), pursuant to which it agreed to indemnify the Underwriter in connection with any material error or omission in the information supplied by it and its subsidiaries to the Underwriter for publication in the limited offering memorandum issued in connection with the Bond Financing and certain matters related to the qualification of the Bonds under applicable securities’ laws. The foregoing description of the Indemnity Letter is qualified in its entirety by reference to the Indemnity Letter, a copy of which is attached as Exhibit 10.7 to this Current Report on Form 8-K and incorporated by reference herein.

Management Services Agreement

In connection with the Bond Financing, Environmental Power and the Company have entered into a Management Services Agreement, pursuant to which Environmental Power has agreed to provide the Company with advisory and consulting services in the areas of accounting, tax planning, preparation of tax returns, financial planning and participation in the oversight of activities relating to the operations of the Subsidiary Guarantors on a non-exclusive, reasonable efforts basis. The term of this agreement extends until December 31, 2036, provided that Environmental Power may terminate this agreement if an event of default occurs under the Indenture and the Trustee exercises any remedies available to it in connection with such event of default. For so long as this agreement remains in effect, the Company will pay to Environmental Power an annual fee of $75,000 for its services, in addition to costs and expenses, under this agreement and the Tax Sharing Agreement described below, payable in advance on the first business day of each calendar year.

The foregoing description of the Management Services Agreement is qualified in its entirety by reference to the copy of the Management Services Agreement attached as Exhibit 10.8 to this Current Report on Form 8-K, which is incorporated herein by reference.

Tax Sharing Agreement

In connection with the Bond Financing, the Company has entered into a Tax Sharing Agreement with Environmental Power, pursuant to which Environmental Power will prepare all federal, state and local tax returns required to be filed by the Company or any Subsidiary Guarantor, regardless of whether such tax returns can be prepared on a consolidated basis. Upon submission of any such tax return, Environmental Power will pay to the applicable taxing authority any tax, and any interest or penalties related thereto, due from the Company or any Subsidiary Guarantor, whether such amount arises from (i) an allocable share in a consolidated return, (ii) a wholly separate tax return being filed by the Company or any Subsidiary Guarantor or (iii) any tax assessed or imposed by any taxing authority. Environmental Power shall be entitled to reimbursement from the Company for the amount of any such tax liability of the Company or any Subsidiary Guarantor, before giving effect to any tax benefits that may be available to Environmental Power independent of the Company, any Subsidiary Guarantor or their respective assets or operations. Environmental Power may withhold any payments in respect of taxes if it is contesting any such payment in good faith. The term of this agreement extends until December 31, 2036, provided that Environmental Power may terminate this agreement if an event of default occurs under the Loan Agreement or the Indenture, and the Trustee exercises any remedies available to it in connection with such event of default.

The foregoing description of the Tax Sharing Agreement is qualified in its entirety by reference to the copy of the Tax Sharing Agreement attached as Exhibit 10.9 to this Current Report on Form 8-K, which is incorporated herein by reference.

Facility Operating Agreements

In connection with the Bond Financing, each of the Principal Subsidiary Guarantors has entered into a Facility Operating Agreement with Microgy O&M, LLC, a Delaware limited liability company and a wholly owned subsidiary of Microgy (the “Operator”), for the operation, maintenance and management of the Facility owned by such Principal Subsidiary Guarantor (collectively, the “Facility Operating Agreements”).

Pursuant to the Facility Operating Agreements, the Operator is responsible for all facets of the operation of the Facilities, including, but not limited to, operation and management of the anaerobic digester and gas scrubbing operations; the training, supervision and administration of all personnel; compliance with all applicable laws, warranties, permits, leases, licenses, easements and other agreements relating to the Facilities; and the procurement, coordination and administration of all supplies, equipment and services required for the maintenance and management of the Facilities, including capital improvements. The Operator will staff each Facility with such employees as it deems appropriate for such Facility. Each Principal Subsidiary Guarantor will reimburse the Operator for all costs and expenses incurred in connection with the operation maintenance and management of its Facility, but the Operator is not entitled to any other fee.

The Facility Operating Agreements have a fifteen year term with three automatic five-year extensions, but may be terminated upon 60 days’ notice, following a breach of the agreement by a party and failure to cure such breach within 30 days after receipt of notice of such breach or, if the default or breach is such that its cure cannot be effected within 30 days, then if appropriate steps have not been taken within such 30-day period that would lead to a cure promptly thereafter.

The foregoing description of the Facility Operating Agreements is qualified in its entirety by reference to the form of Facility Operating Agreement attached as Exhibit 10.10 to this Current Report on Form 8-K, which is incorporated herein by reference.

BUYOUT OF SOUTH-TEX FROM INTEREST IN HUCKABAY RIDGE FACILITY

In connection with the Bond Financing, Microgy and the Company entered into agreements with South-Tex Morrow, Inc., formerly known as South-Tex Treaters, Inc. (“South-Tex”) relating to the purchase of all of South-Tex’s equity interests in MST, MST GP and MST Estates, the entities relating to the Huckabay Ridge Facility (the “South-Tex Buyout”). A brief summary of the principal terms of the agreements relating to the South-Tex Buyout are set forth below.

Equity Interest Purchase Option

On November 9, 2006, Microgy and the Company entered into and exercised an Equity Interest Purchase Option (the “Option Agreement”), pursuant to which the Company acquired from South-Tex all of the equity interests held by South-Tex in MST, MST GP and MST Estates. In consideration of the grant and exercise of the Option Agreement, the Company paid to South-Tex a purchase price of $10.00 and (i) entered into a construction and equipment purchase agreement relating to the purchase from South-Tex by MST Production, and the installation by South-Tex, of the gas conditioning, compression and pipeline facility installed by South-Tex at the Huckabay Ridge Facility for $4.5 million, (ii) equipment purchase agreements relating to the purchase from South-Tex by Microgy or its assigns of up to three (3) additional gas conditioning facilities (not including compression equipment, pipelines or installation) for the Mission Facility, the Cnossen Facility and the Rio Leche Facility for $2.5 million each, and (iii) a Project Participation Agreement between South-Tex Treaters, LP, a Texas limited partnership (“South-Tex Treaters”), and Microgy, as described in more detail below.

The foregoing description of the Option Agreement is qualified in its entirety by reference to the copy of the Option Agreement attached as Exhibit 10.11 to this Current Report on Form 8-K, which is incorporated herein by reference.

Project Development Agreement

In connection with the execution and exercise of the Option Agreement, Microgy and South-Tex Treaters entered into a Project Participation Agreement (the “Project Participation Agreement”), pursuant to which Microgy has agreed to provide South-Tex Treaters with an option to participate as a holder of forty percent (40%) of the equity interests in up to ten (10) anaerobic digestion and methane gas recovery projects, other than (i) the Huckabay Gas Facility, the Rio Leche Facility, the Mission Facility and the Cnossen Facility, (ii) any project that does not require gas scrubbing and compression technology, or (iii) any project to be financed with tax-exempt bonds the issuer of which shall require that a project be wholly owned by Microgy or an affiliate of Microgy, or pursuant to any form of borrowing from any lender which will lend funds only on the condition that such project is wholly owned by Microgy or an affiliate of Microgy. South-Tex would acquire its 40% equity participation in any project by the contribution of gas conditioning equipment, similar to the manner in which South-Tex originally acquired its equity interest in the Huckabay Ridge Facility. The Project Participation Agreement has an initial term of two years, and automatically renews thereafter for one year terms unless either party gives notice of termination at least six months prior to the end of the initial term or any renewal term.

The foregoing description of the Project Participation Agreement is qualified in its entirety by reference to the copy of the Project Participation Agreement attached as Exhibit 10.12 to this Current Report on Form 8-K, which is incorporated herein by reference.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

Please see the description of the Texas Tax-Exempt Bond Financing set forth under Item 1.01 above, which description is incorporated herein by reference.

ITEM 3.03. MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

As a result of certain rights and preferences of the Series A 9% Cumulative Convertible Preferred Stock (the “Series A Preferred”) set forth in the Certificate of Designations referenced under Item 5.03 below, the rights of the holders of our Common Stock have been qualified in certain respects. The Series A Preferred has certain dividend, voting, liquidation and conversion rights more fully described under or incorporated by reference in Item 5.03 below. In addition, because of the convertible nature of the Series A Preferred, holders of our Common Stock may have their ownership interests diluted should the Series A Preferred be converted into shares of Common Stock. The conversion rights associated with the Series A Preferred are more fully described under or incorporated by reference in Item 5.03 below.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On November 8, 2006, we filed a Certificate of Designations, Preferences and Rights of the Series A Preferred (the “Certificate of Designations”) with the Secretary of State of the State of Delaware, which has the effect of an amendment to our Certificate of Incorporation. A copy of the Certificate of Designations is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference. A description of the material rights, preferences and other terms of the Series A Preferred is set forth in Item 1.01 to our Current Report on Form 8-K, dated October 23, 2006, as filed with the Securities and Exchange Commission on October 26, 2006, and is incorporated herein by reference. Such description is qualified in its entirety by reference to the Certificate of Designations attached hereto.

ITEM 8.01. OTHER EVENTS

On November 9, 2006, we closed the private placement of shares of our Series A 9% Cumulative Convertible Preferred Stock and warrants to purchase shares of our Common Stock for gross proceeds of approximately $15 million, to be used to fund our required equity contributions to the Texas facilities, other development activities and working capital and general corporate purposes. The terms of the private placement are more fully described in our Current Report on Form 8-K, dated October 23, 2006, as filed with the Securities and Exchange Commission on October 26, 2006.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

1.1	Bond Purchase Agreement, dated as of November 7, 2006, among Microgy Holdings, LLC, the Gulf Coast Industrial Development Authority, and B.C. Ziegler and Company, d/b/a Ziegler Capital Markets Group, as Underwriter.

3.1	Certificate of Designations, Preferences and Rights of the Series A 9% Cumulative Convertible Preferred Stock.

10.1	Loan Agreement, dated as of October 1, 2006, between Microgy Holdings, LLC and the Gulf Coast Industrial Development Authority.

10.2	Trust Indenture, dated as of October 1, 2006, between the Gulf Coast Industrial Development Authority and Wells Fargo Bank, National Association, as Trustee.

10.3	Guarantee Agreement, dated as of October 1, 2006, among Microgy Holdings, LLC, MST Production Ltd., MST GP, LLC, MST Estates, LLC, Mission Biogas, L.L.C., Hereford Biogas, L.L.C. and Rio Leche Estates, L.L.C., on the one hand, and Wells Fargo Bank, National Association, as Trustee, on the other hand.

10.4	Collateral Trust Agreement, dated as of October 1, 2006, among Microgy Holdings, LLC, MST Production Ltd., MST GP, LLC, MST Estates, LLC, Mission Biogas, L.L.C., Hereford Biogas, L.L.C. and Rio Leche Estates, L.L.C., on the one hand, and Wells Fargo Bank, National Association, as Trustee, on the other hand.

10.5	Support Agreement, dated as of October 1, 2006, among Environmental Power Corporation and Microgy Holdings, LLC, on the one hand, and Wells Fargo Bank, National Association, as Trustee, on the other hand.

10.6	[Intentionally omitted]

10.7	Indemnity Letter, dated as of November 9, 2006, by Environmental Power Corporation in favor of B.C. Ziegler and Company d/b/a Ziegler Capital Markets Group, as Underwriter.

10.8	Management Services Agreement, dated as of November 1, 2006, between Environmental Power Corporation and Microgy Holdings, LLC.

10.9	Tax Sharing Agreement, dated as of November 1, 2006, between Environmental Power Corporation and Microgy Holdings, LLC.

10.10	Form of Facility Operating Agreement between Microgy O&M, LLC and each of MST Production Ltd., Mission Biogas, L.L.C., Hereford Biogas, L.L.C. and Rio Leche Estates, L.L.C.

10.11	Equity Interest Purchase Option, dated as of November 9, 2006, between Microgy, Inc. and Microgy Holdings, LLC, on the one hand, and South-Tex Morrow, Inc. (f/k/a South-Tex Treaters, Inc.).

10.12	Project Participation Agreement, dated as of November 9, 2006, between Microgy, Inc. and South-Tex Morrow, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIRONMENTAL POWER CORPORATION

By:	/s/ John F. O’Neill
John F. O’Neill
Chief Financial Officer

Dated: November 14, 2006